                             HILLS STORES COMPANY
                15 Dan Road, Canton, Massachusetts 02021-9128
                                (781)821-1000



                                       September 15, 1997


BY ELECTRONIC TRANSMISSION


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

        RE:      HILLS STORES COMPANY
                 REGISTRATION OF 250,000 SHARES OF COMMON STOCK ON FORM S-8

Ladies and Gentlemen:

        On behalf of Hills Stores Company (the "Company"), transmitted herewith for filing under the Securities Act of 1933, as amended, is the Company's Registration Statement on Form S-8, including exhibits (the "Registration Statement").

        The Registration Statement covers 250,000 additional shares of common stock, par value $.01 per share, being offered by the Company pursuant to the Hills Stores Company 1993 Incentive and Nonqualified Stock Option Plan.

        A wire transfer in the amount of $288.83 was previously transmitted in payment of the registration fee.

        If you have any questions concerning the accompanying materials or require any further information, please call the undersigned or William K. Friend at (781) 821-1000.

                                       Very truly yours,


                                       /s/ Toby B. Richard
                                       ----------------------------
                                       Toby B. Richard
                                       Assistant Corporate Counsel

TBR:wd
Enclosures
cc:     William K. Friend, Esq.
        Dean F. Hanley, Esq.

                                                Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              Hills Stores Company
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                              31-1153510
--------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

  15 Dan Road, Canton, Massachusetts                                02021
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

                              Hills Stores Company
         1993 Incentive and Nonqualified Stock Option Plan, as amended
                            (Full title of the plan)

                               William K. Friend
                 Vice President-Secretary and Corporate Counsel
                              Hills Stores Company
                                  15 Dan Road
                          Canton, Massachusetts 02021
                                 (781)821-1000
--------------------------------------------------------------------------------
                   (Name and address, including zip code and telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                            Barry B. White, Esquire
                            Dean F. Hanley, Esquire
                            Foley, Hoag & Eliot LLP
                            One Post Office Square
                          Boston, Massachusetts 02109
                                 (617)832-1000
--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                         Proposed
Title of                                 Proposed        Maximum
Securities                   Amount      Maximum         Aggregate  Amount of
to be                        to be       Offering Price  Offering   Registration
Registered                   Registered  Per Share (1)   Price      Fee
--------------------------------------------------------------------------------
Common Stock                 250,000     $3.8125        $953,125.00  $288.83
(par value $0.01 per share)  shares
--------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on September 11, 1997.

                           INCORPORATION BY REFERENCE

        This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Registrant's Form S-8 Registration Statement, File No. 33-56321, are incorporated by reference herein, except as otherwise provided herein with respect to Item 8 of Part II of Form S-8. This Registration Statement relates to 250,000 additional shares of the Registrant's Common Stock, par value $0.01 per share, issuable upon exercise of stock options to be granted under the Hills Stores Company 1993 Incentive and Nonqualified Stock Option Plan, as amended.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

3.1(1) Amended and Restated Certificate of Incorporation of the Company, as amended.

3.2(2)          Amended and Restated By-Laws of the Company.

4.1(3) Hills Stores Company 1993 Incentive and Nonqualified Stock Option Plan, as amended.

5.1             Opinion of Foley, Hoag & Eliot LLP.

23.1            Consent of Deloitte & Touche LLP.

23.2            Consent of Coopers & Lybrand L.L.P.

23.3            Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

24.1            Power of Attorney (contained on the signature page).
---------------
1. Incorporated by reference from the Annual Report on Form 10-K of the Company for the fiscal year ended January 28, 1995.

2. Incorporated by reference from the Report on Form 8-K of the Company dated January 18, 1996.

3. Incorporated by reference from the definitive proxy materials of the Company dated May 5, 1997.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Massachusetts, on this 15th day of September, 1997.

                                        HILLS STORES COMPANY


                                        By  /s/ William K. Friend
                                           ------------------------------
                                               William K. Friend
                                               Vice President-Secretary
                                               and Corporate Counsel


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Gregory K. Raven, C. Scott Litten and William K. Friend and each of them, the true and lawful attorneys-in-fact and agents with full power of substitution, for and in the name, place and stead of such individual, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection there-with, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as the individual might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       >
        Signature                       Title                        Date
        ---------                       -----                        ----
/s/ Chaim Y. Edelstein
-------------------------       Chairman of the Board            August 20, 1997
Chaim Y. Edelstein

/s/ Gregory K. Raven
-------------------------       President, Chief Executive       August 20, 1997
Gregory K. Raven                Officer and Director
                                (Principal Executive Officer)

/s/ Stanton J. Bluestone
-------------------------       Director                         August 20, 1997
Stanton J. Bluestone

/s/ John W. Burden
-------------------------       Director                         August 20, 1997
John W. Burden


/s/ Alan S. Cooper
-------------------------       Director                         August 20, 1997
Alan S. Cooper


/s/ Mark B. Dickstein
-------------------------       Director                         August 20, 1997
Mark B. Dickstein


/s/ Samuel L. Katz
-------------------------       Director                         August 20, 1997
Samuel L. Katz


/s/ Richard E. Montag
-------------------------       Director                         August 20, 1997
Richard E. Montag


/s/ C. Scott Litten
-------------------------       Executive Vice President-        August 20, 1997
C. Scott Litten                 Chief Financial Officer
                                (Principal Financial Officer)

/s/ Brian J. Sheehan
-------------------------       Vice President-Controller        August 20, 1997
Brian J. Sheehan                (Principal Accounting Officer)


                                 EXHIBIT INDEX

Exhibit
  No.           Description
-------         -----------

3.1(1) Amended and Restated Certificate of Incorporation of the Company, as amended.

3.2(2)          Amended and Restated By-Laws of the Company.

4.1(3) Hills Stores Company 1993 Incentive and Nonqualified Stock Option Plan, as amended.

5.1             Opinion of Foley, Hoag & Eliot LLP.

23.1            Consent of Deloitte & Touche LLP.

23.2            Consent of Coopers & Lybrand L.L.P.

23.3            Consent of Foley, Hoag & Eliot LLP (included in
                Exhibit 5.1).

24.1            Power of Attorney (contained on the signature page).
__________

1. Incorporated by reference from the Annual Report on Form 10-K of the Company for the fiscal year ended January 28, 1995.

2. Incorporated by reference from the Report on Form 8-K of the Company dated January 18, 1996.

3. Incorporated by reference from the definitive proxy materials of the Company dated May 5, 1997.